UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) May 1, 2008


                   URANIUM HUNTER CORPORATION
     (Exact name of registrant as specified in its charter)

                Commission file number 000-51700


Nevada                                                        N/A
(State or other jurisdiction                     (I.R.S. Employer
of incorporation)                             Identification No.)

First Canadian Place
100 King Street West, Suite 5700
Toronto, Ontario, Canada                                  M5X 1K7
(Address of principal                                  (Zip Code)
executive offices)


Registrant's telephone number, including area code: (416) 915-3199

                         Not applicable
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of
          Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

      Effective  May 1, 2008, the Board of Directors  of  Uranium
Hunter Corporation (the "Company") appointed Akolisa Ufodike as a director of the Company. As a result, the Board of Directors now consists of four members.

      Mr. Ufodike has been Vice President of Finance at Jaguar Wireless in Toronto, Ontario since January 2008. Prior thereto and from July 2006 to January 2008, he was Finance Manager at Molson Canada in Toronto, and from November 2002 to July 2006, he was Finance Manager at Bell Canada. Mr. Ufodike, who was born and raised in Nigeria, has resided in Canada since 2000. Mr. Ufodike is 34 years old.

     Since the beginning of the Company's last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party (i) in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company's total assets at year-end for the last three completed fiscal years; and
(ii) in which Mr. Ufodike had or will have a direct or indirect material interest.

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              URANIUM HUNTER CORPORATION
                               (Registrant)


Dated: May 1, 2008            By:  /s/ Adam  Cegielski
                              Name:    Adam Cegielski
                              Title:   President   and   Chief
                                       Executive Officer